UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010

ACADIA REALTY TRUST
 (Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 30, 2010, CB Richard Ellis, the broker with respect to the transaction described in Item 8.01, issued a press release announcing the acquisition described in Item 8.01.  A copy of the press release is attached hereto as Exhibit 99.1

The information furnished pursuant to this Item 7.01 Regulation FD Disclosure, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of Acadia Realty Trust’s filings under the Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On December 23, 2010, a joint venture between Acadia Strategic Opportunity Fund III LLC (“Fund III”), a discretionary investment fund managed by Acadia Realty Trust (“Acadia”), and Charter Realty & Development Corporation, acquired the White City Shopping Center and White City East Shopping Center, for a total purchase price of $56.0 million.  Fund III’s equity contribution to the joint venture was $14.0 million of which Acadia’s share was $2.8 million.  The two contiguous shopping centers are located on Route 9 just outside the City of Worcester, Massachusetts.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release titled, “CBRE Sells White City Shopping Center to Charter Realty & Acadia for $56 Million” dated December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: January 3, 2011	By:	/s/ Michael Nelsen
Name: Michael Nelsen
Title: Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release titled, “CBRE Sells White City Shopping Center to Charter Realty & Acadia for $56 Million” dated December 30, 2010.